                                                             Page 42 of 59 Pages

                                                                       Exhibit 4

                             Executive Officers and
                       Members of Conseil d'Administration
                                       of
                           AXA ASSURANCES VIE MUTUELLE

            The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of AXA Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances Vie Mutuelle at 21, rue de Chateaudun, 75009 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.

            Name, Business Address           Present Principal Occupation
            ----------------------           ----------------------------
       *  Claude Bebear                    Chairman; Chairman of the Executive
          23, avenue Matignon              Board, AXA-UAP
          75008 Paris, France

          Jean-Luc Bertozzi                Executive Officer

       *  Jean-Pierre Chaffin              Manager, Federation de la Metallurgie
          5, rue la Bruyere                (industry)
          75009 Paris, France

       *  Henri de Castries                Senior Executive Vice President,
          23, avenue Matignon              Financial Services and Life Insurance
          75008 Paris, France              Activities (U.S. & U.K.), AXA-UAP

       *  Henri de Clermont-Tonnerre       Chairman of the Supervisory Board,
          90, rue de Miromesnil            Qualis SCA (transportation)
          75008 Paris, France

       *  Gerard Coutelle                  Retired

       *  Jean-Rene Fourtou                Chairman and Chief Executive Officer,
          25, quai Paul Doumer             Rhone-Poulenc S.A. (industry)
          92408 Courbevoie, France

       *  Henri Lachmann                   Vice Chairman; Chairman and Chief
          56, rue Jean Giraudoux           Executive Officer, Strafor Facom (office
          67000 Strasbourg, France         furniture)

       *  Francois Richer                  Retired

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                                                           Page 43 of 59 Pages

            Name, Business Address           Present Principal Occupation
            ----------------------           ----------------------------
       *  Georges Rousseau                 Retired
          2, rue des Mouettes
          76130 Mont Saint Aignan,
           France

       *  Claude Tendil                    Chief Executive Officer; Senior
                                           Executive Vice President, French
                                           Insurance Activities, AXA-UAP

       *  Nicolas Thiery                   Chairman and Chief Executive Officer,
          6 Cite de la Chapelle            Etablissements Jaillard (management
          75018 Paris, France              consulting)

       *  Francis Vaudour                  Chief Executive Officer, Segafredo
          14, boulevard Industriel         Zanetti France S.A. (coffee importing
          76301 Sotteville les Rouen,      and processing)
          France

-------------------------------------------
    *  Member, Conseil d'Administration